                                                                  Exhibit 10.21


                      RESTATED AND REVISED LEASE AGREEMENT

                    LEASE AGREEMENT made effective this December 1, 1999, by and between THE UNIVERSITY AT ALBANY FOUNDATION, a not-for-profit corporation existing under the laws of the State of New York, having its principal place of business located at Administration 231, 1400 Washington Avenue, Albany, New York 12222, hereinafter referred to as "FOUNDATION," acting as a campus related entity in connection with the University at Albany (State University of New
York) (hereinafter referred to as "ALBANY") and Albany Molecular Research, Inc., a corporation having its principal place of business located at 21 Corporate Circle, Albany, New York, 12203 (hereinafter referred to as the "TENANT"). This RESTATED and REVISED LEASE AGREEMENT supersedes the previous LEASE date May 28, 1996, as amended.

         WHEREAS, the TENANT is compatible with the business incubation program of the new ALBANY campus; and

WHEREAS, ALBANY wishes to promote and foster interaction and collaboration between the university and industry; and

WHEREAS, the parties desire to enter into an agreement whereby FOUNDATION, will lease appropriate space on ALBANY'S East Campus in Rensselaer, New York, to the TENANT;

NOW, THEREFORE, be it known that a Lease is hereby agreed to by the FOUNDATION and TENANT, subject to the terms and conditions as hereinafter provided, to use the facilities and services ("Premises") designated in this Lease:

             1. The FOUNDATION leases to the Tenant and the TENANT accepts the Premises, subject to the terms and conditions as hereinafter provided, including the following designated facilities:

             31,752 square feet in C-Wing (1st - 4th floors), Laboratory Building located at One University Place, Rensselaer, New York, together with a right in common with others to utilize the driveways, parking areas and other common areas, such as solvent storage.

             2. FOUNDATION shall supply all ordinary and necessary water, gas, and electrical services, heat, sewage services, lawn and parking lot and building maintenance, lawn mowing, and snow removal for Premises. Telephone services will be provided in accordance with FOUNDATION policy at the expense of the TENANT. TENANT may request upgrades of facilities to conduct its operations, and if approved by FOUNDATION, FOUNDATION will work with TENANT to arrange the upgrades. TENANT shall pay the FOUNDATION, in advance, for the cost of any and all capital upgrades, which are requested by TENANT unless TENANT and FOUNDATION agree in advance to share in the costs in a different manner. TENANT shall be responsible for TENANT's proportionate share of any increase in real property taxes or payments in lieu of taxes assessed upon termination of FOUNDATION'S current Pilot Agreement that are directly attributable to TENANT'S occupancy of Premises under this Lease. Utility usage of the TENANT shall be monitored on a regular basis and FOUNDATION will adjust the utility charge to cover the actual costs of TENANT utility usage as provided for in the formula defined in Appendix D.

             3. TENANT shall pay rent and utilities to FOUNDATION in the annual amount of $441,786, as adjusted by an amortization schedule, Appendix B. Rent is payable monthly in the amounts specified in the rent schedule, Appendix C.

             4. TENANT shall take proper care of the facilities made available for their use and shall preserve them in good order and condition, normal wear and tear excepted.


             5. TENANT understands and agrees that services offered by FOUNDATION to TENANT shall be equivalent to those provided other tenants of the facility, unless otherwise agreed to in writing by both parties. All operations of the TENANT on the Premises will be in accordance with standard business practice for laboratory and research facilities and TENANT shall limit its activities at said Premises to those usually and customarily associated with such operations. The activities of TENANT shall not infringe upon, delay or conflict with the normal operation of the facility.

             6. This agreement shall be interpreted according to the laws of the State of New York, TENANT shall comply with established FOUNDATION and ALBANY regulations and policies and all laws, rules, orders, regulations, and requirements of Federal, State and municipal governments applicable to the Premises or this Lease. TENANT shall obtain and keep in force at its sole cost and expense any permits or licenses which may be required by any governmental agency for conduct of its operations. FOUNDATION represents and warrants that it holds a validly existing Certificate of Occupancy and that it holds all the permits and approvals necessary to operate the Premises.

             7.TENANT specifically agrees to pay all costs related to the rehabilitation of the Premises that TENANT requests, and the FOUNDATION has approved. FOUNDATION shall not be required to provide furnishings, fixtures or decorations. Upon termination of the Lease, the TENANT will tender the Premises in broom clean condition, reasonable wear and tear excepted. At its sole cost and expense, TENANT may remove any furnishings, TENANT installed fixtures and decorations belonging to TENANT at its election, provided that TENANT repairs any damage caused by the removal of the fixtures. Any TENANT owned fixtures not removed by TENANT after a reasonable period of time following the expiration of the Lease shall become the property of FOUNDATION.

             8. The TENANT shall have the right, so long as the Lease shall remain in force, to enter upon the Premises for the purposes set forth in this Lease. However, if in the judgment of FOUNDATION any activity of TENANT or its personnel or clients is deemed incompatible with the purpose of this Lease as defined in paragraph (5), then the FOUNDATION shall provide TENANT with thirty
(30) days notice of the incompatible use of the Premises by TENANT and TENANT shall have thirty (30) days to cure the incompatible use. In the event the incompatible use is not cured within the thirty (30) day period FOUNDATION may exhaust all legal remedies.

             9. TENANT specifically agrees not to hold itself out as representing the FOUNDATION, the State of New York, the State University of New York, or ALBANY in connection with the use of the Premises or the property to which the Lease relates, nor shall the name of the FOUNDATION, the State of New York, the State University of New York, or Albany be used by TENANT for any purpose without prior, specific written approval of the party whose name is to be used. FOUNDATION agrees that it will not use the name of TENANT for any purpose without the prior, specific written approval of TENANT, except that FOUNDATION is free to state that TENANT leases the Premises.

             10. TENANT assumes all risks and liability incidental to its use of the Premises, appurtenances and surrounding grounds, and shall be solely responsible for any and all accidents and injuries to persons (including death) and property damage arising out of or in connection with such activities if caused by the actions of TENANT, its officers, employees, agents, subcontractors or assigns, and TENANT hereby covenants and agrees to indemnify and hold harmless the FOUNDATION, the State of New York, the State University of New York, and ALBANY and their respective officers, employees, agents and assigns, from any and all claims, suits, actions, damages and costs of every nature and description arising out of or relating to the said use. TENANT further agrees, upon request, to assume the defense and to defend, at its own cost and expense, any action brought at any time against the FOUNDATION, the State of New York, or the State University of New York, and ALBANY with respect to such claims, suits and losses. FOUNDATION hereby covenants and agrees to indemnify TENANT from all claims, suits, actions, damages and costs of every nature and description arising out of or relating to uses of the Premises by previous owners or occupants of said Premises.

             11. TENANT agrees to provide evidence of appropriate insurance of the type and in the amount set forth in Appendix A of this Lease, naming the FOUNDATION and ALBANY as additional insured. Proof of such insurance shall be presented to FOUNDATION at the beginning of this Lease and at such times as reasonably requested by the FOUNDATION.

             12. TENANT specifically agrees that if the Lease is canceled or terminated for any reason set forth in this Lease, TENANT shall have no claim against the FOUNDATION, the State of New York, State University of New York and ALBANY nor their respective officers, agents or employees, and further that the FOUNDATION, the State of New York, the State University of New York and ALBANY and their officers, employees, agents and assigns shall be relieved from any and all liability.

             13. Any notice to either party hereunder must be in writing, signed by the party giving it, and shall be served either personally or by certified mail return receipt requested addressed as follows:

     TO:      FOUNDATION            Office of Executive Director
                                    University at Albany Foundation
                                    AD 231
                                    University at Albany
                                    Albany, New York 12222

     TO:      TENANT                Chief Financial Officer
                                    Albany Molecular Research, Inc.
                                    21 Corporate Circle
                                    Albany, New York 12203

or to such other addresses as may be designated by the party giving it in writing. All notices become effective upon receipt.

             14. This Lease, including any Exhibits and Appendices, constitutes the entire agreement between the parties hereto and all previous communications between the parties, whether written or oral, with references to the subject matter of this Lease is hereby superseded.

15. The term of this Revised and Restated Lease shall be from December 1, 1999 through November 30, 2009, unless terminated earlier by either party or extended in writing in accordance with the terms of this Lease. TENANT may renew this Lease for the period December 1, 2009 to November 30, 2014 and seven (7) additional successive, five-year periods. This Lease shall be deemed to be automatically renewed by TENANT unless TENANT gives

FOUNDATION notice of its intent to not exercise TENANT'S renewal option to FOUNDATION six (6) months prior to the expiration of the current term of the Lease.

             16. TENANT shall meet at least annually with FOUNDATION, at a time determined by FOUNDATION, for the purpose of reviewing the status of this Lease. Rent for the period December 1, 2009 to November 30, 2014, and each subsequent five (5) year period thereafter, shall be increased three (3) percent in the first year of each 5-year period above the base rent charged in the last year of the Revised and Restated Lease. Utility cost will be based upon usage during each year as defined in Appendix D.

             17. TENANT may assign, transfer, sublease or convey this Lease, or any interest herein, without the consent of the Foundation; however, the assignment, transfer, sublease or conveyance by Tenant shall not operate to terminate the Tenant's liability under this agreement.

             18. This Lease may be changed, amended, modified or extended only by a writing duly executed by the parties hereto.

             19. The parties hereto mutually agree that if the Building in which the Premises are located are partially or totally destroyed or damaged by fire or other hazard, then FOUNDATION shall repair and restore such the Premises as soon as is reasonably practicable to substantially the same condition in which such building or improvements were before such damage. If, however, such Building is completely destroyed or so damaged that FOUNDATION cannot reasonably restore or rebuild the Premises within six (6) months of the occurrence of the loss to their original condition, then TENANT or FOUNDATION may terminate this Lease without further liability to each other by serving written notice upon the Non-Terminating Party.

             20. (a) In the event that the Premises, or any part thereof, shall be taken by exercise of the right of condemnation or eminent domain or by agreement between

FOUNDATION and those authorized to exercise such right (collectively herein referred to as "Condemnation Proceedings") FOUNDATION and TENANT shall be entitled to collect from any condemnor that portion of the award that they may be legally entitled to receive in any such proceeding.

                  (b) FOUNDATION and TENANT agree to execute any and all further documents that may be required in order to facilitate collection by each party of any and all such awards.

                  (c) If at any time during the term of this Lease title to the part of the Premises shall be taken in Condemnation Proceedings, this Lease shall terminate and expire on the date on which TENANT is deprived of possession of the Premises thereby and the fixed monthly rent provided to be paid by TENANT shall be apportioned and paid to such date. In such event, TENANT shall be entitled to receive an apportionment of any other charges paid or payable by TENANT under this Lease.

             21. (a) Subject to and conditioned upon the TENANT'S receipt of a nondisturbance agreement in a form reasonably acceptable to TENANT from FOUNDATION'S lender, this Lease and all rights of the TENANT hereunder are and shall be automatically subject and subordinated to the lien of any mortgages, (whether fee or leasehold), which may now or hereafter affect the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof.

                  (b) Although it is the intent of the parties that no further instrument of subordination shall be necessary to effect the foregoing and that the provisions for subordination be self-operative, TENANT agrees that it will, upon demand, execute and deliver such instruments to effect more fully such subordinations of this Lease to the lien of any mortgagee or proposed mortgagee, subject to the TENANT'S receipt of a nondisturbance agreement from such mortgagee or proposed mortgagee.

             22. FOUNDATION shall have the right to enter the Premises at all reasonable business hours and upon reasonable advance notice to tenant, except in case of emergency, for the purpose of-

                  (a) inspecting the same

                  (b) making any repairs to the Premises and performing any work that may be required to be performed by FOUNDATION under the Lease or that may be necessary by reasons of TENANT'S default under the terms of this Lease continuing beyond any applicable period of notice and opportunity to cure

                  (c) exhibiting the Premises for the purpose of sale, ground leaseor mortgage, or

                  (d) exhibiting the Premises to prospective tenants.

              23. TENANT, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed shall lawfully peaceably and quietly have, hold and enjoy the Premises during the term hereof on and after the commencement date of this Lease without hindrance or ejection by any persons lawfully claiming under FOUNDATION.

              IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.

UNIVERSITY AT ALBANY                    ALBANY MOLECULAR
FOUNDATION                              RESEARCH, INC.

Paul Stec                               David P. Waldek
Executive Director                      Chief Financial Officer

-------------------------------         --------------------------------




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





                                   APPENDIX A

Worker's Compensation and                   )

                                            )        Statutory Limits

New York State Disability                   )

Comprehensive General Liability,            )

         with Broad Form Endorsement        )        $3,000,000.00

Automobile                                  )        $1,000,000.00

Professional Liability Insurance,           )
         where appropriate                  )        NA

Excess Insurance Coverage                   )        $1,000,000.00




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


                                   APPENDIX B

ALBANY MOLECULAR RESEARCH PAYMENT AND AMORTIZATION SCHEDULE

CURRENT AMORTIZATION SCHEDULE

PROJECT              Period          Amount                      End Date
C-406-407            three years     $9,505/yr                     3/1/01

C-209/210            three years     $5,250/yr                     6/1/01

C-408                three years     $10,983/yr                    6/1/01

C-416                three years     $5,394/yr                     6/1/02

C-413                three years     $4,652/yr                     6/1/02

FUTURE AMORTIZATION SCHEDULE (ESTIMATES)

C-207/208            ten years       $3,645/yr                    12/1/09

C-302                ten years       $844/yr                      12/1/09

C102/C104            ten years       $18,500/yr                    5/1/10

Third Floor          ten years       $30,000/yr                    3/1/11




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




                                   APPENDIX C

ALBANY MOLECULAR RESEARCH SPACE ANALYSIS - C WING

                                             SQUARE                                                   MONTHLY        DATE
  FLOOR/ROOM         TYPE OF SPACE          FOOTAGE         RENT      AMORTIZATION     NET RENT         RENT       OCCUPIED
-------------------------------------------------------------------------------------------------------------------------------
C-120/121      solvent storage                                3,000                         3,000            250        6/1/96
C-202/204      laboratory                         2,250      34,200                        34,200          2,850        6/1/96
C-401/402      laboratory                         2,670      40,584                        40,584          3,382        1/1/98
C-411          laboratory                           540      10,476                        10,476            873        1/1/98
C-406/407      laboratory                         1,050      15,960       (9,505)           6,455            538        4/1/98
C-407A         office                               510       4,896                         4,896            408        4/1/98
C-412          office                               540       5,184                         5,184            432        4/1/98
C-209/210      laboratory                         1,920      29,184       (5,250)          23,934          1,995        7/1/98
C-211/214      laboratory                         2,130      32,376                        32,376          2,698        7/1/98
C-408/408A     laboratory                         1,050      15,960      (10,983)           4,977            415        7/1/98
C-410          office                               510       4,896                         4,896            408        7/1/98
C-104          rent phased out 6/1/00               540       3,564                         3,564            297        7/1/98
C-413/414      laboratory                         1,035      15,732       (4,652)          11,080            923        6/1/99
C-415/416      laboratory                         1,000      15,200       (5,394)           9,806            817        6/1/99
C-208A/B       office                               490       4,704                         4,704            392        7/1/99
C-108          support                            1,030       5,150                         5,150            429       10/1/99
C-109          office                               655       6,288                         6,288            524       10/1/99
C-302          office                               630       6,048         (844)           5,204            434       10/1/99
C217/218       office                             1,008       9,677                         9,677            806       11/1/99
Receiving      support                              154         770                           770             64       12/1/99
C-207/208      laboratory                         1,080      16,416       (3,645)          12,771          1,064       12/1/99
               Secure Storage Vault                           6,500                         6,500            542        1/1/00
                                                       -----------------------------------------------------------
               RENT 1/1/00                                  286,765      (40,273)         246,492         20,541
                                                       -----------------------------------------------------------


C-303/304      support                              540       2,700                         2,700            225        3/1/00
C-304/306      laboratory                         1,560      23,712      (30,000)          (6,288)          (524)       3/1/00

C-306A/B       office                               342       3,283                         3,283            274        3/1/00
C-307/308      laboratory                         1,008      15,322                        15,322          1,277        3/1/00
C-308A/B/C     office                               490       4,704                         4,704            392        3/1/00
C-309A/B       office                               540       5,184                         5,184            432        3/1/00
C309/310       laboratory                         1,080      16,416                        16,416          1,368        3/1/00
C311/312       laboratory                         1,080      16,416                        16,416          1,368        3/1/00
C-313/314      laboratory                         1,080      16,416                        16,416          1,368        3/1/00
C-314/315A     office                               540       5,184                         5,184            432        3/1/00
C-315/316      laboratory                         1,050      15,960                        15,960          1,330        3/1/00
                                                       -----------------------------------------------------------
               RENT 3/1/00                                  412,062       (70,273)       341,789         28,482
                                                       -----------------------------------------------------------


                                       12




                                             SQUARE                                                   MONTHLY        DATE
  FLOOR/ROOM         TYPE OF SPACE          FOOTAGE         RENT      AMORTIZATION     NET RENT         RENT       OCCUPIED
-------------------------------------------------------------------------------------------------------------------------------

C-102/104      laboratory                       2,190      33,288       (18,500)        11,224           935            6/1/00
C104           included in new 102/104           -540      (3,564)       (3,564)          (297)

                                                       -----------------------------------------------------------
               RENT 6/1/00                     31,752     441,786       (88,773)       359,013         29,918
                                                       -----------------------------------------------------------



Notes:  1. laboratory space rents at $15.20 per square foot
        2. office space rents at $9.60 per square foot
        3. support space rents at $5.00 per square foot
        4. Amortization amounts to be adjusted to actual costs where estimated




                                       13